EXHIBIT 99.2

For Immediate Release

Digital Domain Media Group Announces Share Repurchase Program

PORT ST. LUCIE, Fla., December 20, 2011 — Digital Domain Media Group (NYSE: DDMG), today announced that its Board of Directors has authorized the company to repurchase up to $10 million of its outstanding common stock. Shares are expected to be repurchased from time to time through open market transactions, pursuant to a trading plan in accordance with Rules 10b5-1 and 10b-18 under the Securities Exchange Act of 1934, as amended. The manner, price, number and timing of share repurchases will be subject to a variety of factors, including market conditions and applicable U.S. Securities and Exchange Commission rules.  The share repurchase program has an expiration date of June 22, 2012, and may be limited or terminated at any time without notice.

It is the intent of the company to focus on business fundamentals as its primary strategy to enhance shareholder value. The company also believes that its publicly traded common stock represents a currency that contributes to its fundamental strategy in a variety of ways, particularly in the area of human resource recruitment. The company intends to pursue a share repurchase program that it believes represents a sound investment of its available cash, is supportive of its fundamental business strategy and also has the potential to address what the company believes are certain market and valuation inefficiencies that resulted from our recent initial public offering process.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities.

About Digital Domain Media Group

Digital Domain Media Group is an award-winning digital production company. Since its inception in 1993, it has been a leading provider of computer-generated (“CG”) animation and digital visual effects (“VFX”) for major motion picture studios and advertisers. The company, its work and its employees have been recognized with numerous entertainment industry awards and nominations, including seven awards issued by the Academy of Motion Picture Arts and Sciences — three Academy Awards® for Best Visual Effects and four awards for Scientific and Technical Achievement. Our filmography of over 80 major motion pictures includes Thor, TRON: Legacy, the Transformers trilogy, The Curious Case of Benjamin Button, Apollo 13 and Titanic. The company’s digital production capabilities include the creation of CG animated content, performance capture, the conversion of two-dimensional (“2D”) imagery into three- dimensional (“3D”) imagery and CG visual effects such as fluid simulation, terrain generation and photorealistic animation.

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include comments about the Company’s plans, prospects, strategies and future performance. They are made on the basis of our management’s current expectations and beliefs, as well as a number of assumptions regarding future events and business performance as of the time the statements are made. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control. These could cause actual results to differ materially from the results expressed or implied in the forward-looking statements.

Such differences may result from actions taken by the Company, as well as from developments beyond the Company’s control, including, but not limited to:

•                                    price volatility of the Company’s common stock;

•                                    changes in domestic and global economic conditions, competitive conditions and consumer preferences;

•                                    our dependence on a limited number of large projects each year, and the timing of revenue flows from those projects;

•                                    developments in the status of strategic initiatives taken by the Company;

•                                    audience acceptance of feature films we may co-produce; and

•                                    rapid technological developments, including new forms of entertainment.

Further information on these and other factors and risks that could affect our business is included in filings we make with the Securities and Exchange Commission from time to time, including under the heading “Risk Factors” in our Registration Statement on Form S-1. These documents are available on the SEC Filings subsection of the Investors section of the Company’s website at http://www.ddmg.co/. Information on our website is not part of this press release.

All information provided in this press release is as of December 20, 2011, and the Company undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances, or to reflect the occurrence of unanticipated events.

Contacts:
Investors:	Shannon Burns, CFA
Title
sburns@media.d2.com
772-345-8105

Media:	Julie Miller
Raz PR
310 450 1482
jmiller@razPR.com